Exhibit 10.23

FOURTH AMENDMENT TO CREDIT AGREEMENT
------------------------------------

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made and entered into as of June 27, 2001 (the "Effective Date"), by and between NESCO, Inc., an Oklahoma corporation (the "Borrower"), and Bank One, Oklahoma, N.A., a national banking association (the "Lender"), with reference to the following:

         A. The Borrower and the Lender are parties to that certain Credit Agreement dated as of May 12, 2000, as amended by that certain First Amendment to Credit Agreement dated as of August 4, 2000, as amended by that certain Second Amendment to Credit Agreement dated as of September 30, 2000 and as further amended by that certain Third Amendment to Credit Agreement dated as of December 20, 2000 (as amended, the "Credit Agreement"). Capitalized terms used herein but not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

         B. The Borrower has requested that the Lender (i) modify the rate of interest applicable to the Facilities, (ii) apply a borrowing base limitation to the Working Capital Revolving Credit Facility, (iii) extend the maturity date of the Construction Loan Facility, (iv) cross-collateralize the Commercial Card Purchase Obligations (as hereinafter defined) with the Obligations of the Borrower, and (v) otherwise modify certain covenants.

         C. The Lender has agreed to the foregoing changes, subject to the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend the Credit Agreement, effective as of the Effective Date, as follows:

1. INCREASE OF INTEREST APPLICABLE TO THE FACILITIES. As of the Effective Date, the formula used in computing the interest rate applicable to the Facilities will be changed so that the interest rate applicable to all Facilities will be equal to the Prime Rate, plus three percent (3%) per annum. Consequently, the Eurodollar Rate will no longer be available as a pricing option for any Loans, and the Alternate Base Rate will be modified solely to include a reference to the Prime Rate, and the Applicable Margin will be fixed at 3.00%. As a result, as of the Effective Date all of the Loans will bear interest at a rate of Prime Rate plus 3.00%. In order to effectuate the foregoing, the definitions of the terms "Eurodollar Base Rate," "Eurodollar Loan," and "Eurodollar Rate," together with all references to such terms in the Credit Agreement, are deleted in their entirety as of the Effective Date. In addition, the definitions of the terms "Alternate Base Rate" and "Applicable Margin" appearing in Section 1.1 of the Credit Agreement are amended as follows:

         "Alternate Base Rate" means, for any day, a rate of interest equal to the Prime Rate for such day.

         "Applicable Margin" means, with respect to Loans of any Type at any time, an interest rate per annum of three percent (3.00%).

2. APPLICATION OF BORROWING BASE. As of the Effective Date, the parties agree that the Working Capital Revolving Credit Commitment will be subject to a borrowing base limitation equal to eighty-five percent (85%) of the Eligible Accounts (as hereafter defined). In order to effectuate the forgoing, the Credit Agreement is amended in the following respects:

         A.  Additional  Definitions.  The  following  terms are hereby added to
Section 1.1 of the Credit Agreement:

                  "Accounts" means and includes all accounts, accounts receivable, notes receivable, reimbursements and other rights to payment of the Borrower and its Subsidiaries, whether now existing or hereafter arising.

                  "Borrowing Base" means, as of any determination date, the sum equal to eighty-five percent (85%) of Eligible Accounts.

                  "Borrowing Base Certificate" means a written certificate to be delivered by the Borrower pursuant to Section 6.1(xii), substantially in the form of Exhibit F attached hereto.

                  "Eligible Accounts" means, as of any determination date, the aggregate unpaid balance (net of interest, finance charges and contra accounts) of Accounts (a) which arose from bona fide, outright sales of items of inventory or from the performance of services by the Borrower and its Subsidiaries, (b) if arising from sales of items of inventory, as to which the items of inventory have been delivered or shipped for delivery, (c) which are based upon valid, enforceable and legally binding orders or contracts and invoiced in accordance with the terms of such orders or contracts, (d) for which the account debtors are unconditionally obligated to make payment, and (e) in and to which the Bank has a valid and perfected first priority security interest. The term shall exclude the following:

                  (i) Any Account which is in dispute or as to which any of the Borrower or its Subsidiaries has received notice that the account debtor claims right of rejection, return, recoupment, setoff, counterclaim, deduction or defense to payment, to the extent of the actual or asserted contra amount;

                  (ii) Any Account which is subject to any assignment, adverse claim or Lien (except Permitted Liens);

                  (iii) Any Account which is evidenced by, or as to which any of the Borrower or its Subsidiaries has received, a note, chattel paper, draft, check, trade acceptance or other instrument in payment thereof or obtained a judgment with respect thereto;

                  (iv) Any Account as to which the account debtor is an Affiliate of the Borrower;

                  (v) Any Account as to which the account debtor is a Governmental Authority if the Bank is unable to obtain a valid and perfected first priority security interest in such Account;

                  (vi) Any Account as to which the account debtor has died or is the subject of dissolution, liquidation, termination of existence, insolvency, business failure, receivership, bankruptcy, readjustment of debt, assignment for the benefit of creditors or similar proceedings;

                  (vii) Any Account which remains unpaid for a period in excess of two hundred forty (240) days beyond the original stated invoice date that is due from any State Indemnity Fund Account Debtor;

                  (viii) All Accounts which are due from any State Indemnity Fund Account Debtor who owes Accounts ten percent (10%) or more of which remain unpaid for a period in excess of two hundred forty (240) days beyond the original stated invoice date;

                  (ix) All Accounts which are due from any account debtor (other than a State Indemnity Fund Account Debtor) who owes Accounts ten percent (10%) or Fmore of which remain unpaid for a period in excess of ninety (90) days beyond the original stated invoice date;

                  (x) Any Account which is due from an account debtor who is a Person not located in the United States or which is payable in a currency other than U.S. Dollars (unless the Bank determines, in its sole discretion, to include such Account and the Bank shall have first received, at its option, a written opinion in form and substance, and from counsel for the Borrower, satisfactory to the Bank reflecting that all necessary steps have been taken to render the Bank's Lien on such Account properly perfected and of first priority or backed by foreign credit insurance);

                  (xi) If the aggregate Accounts due from any account debtor exceed twenty percent (20%) of the total Accounts outstanding as of any determination date, the amount by which such Accounts exceed twenty percent (20%) of the total Accounts;

                  (xii) Any Account that is a bonded account due from an account debtor that is a contractor; and

                  (xiii) Any other Account as to which the Bank has made a determination, in the reasonable exercise of its discretion, that the prospects for collection are doubtful.

                  "State Indemnity Fund Account Debtor" means any account debtor of the Borrower or any of its Subsidiaries which is an entity, fund or program that is subject to the Oklahoma Petroleum Storage Tank Reform Act (17 Okla. Stat. Secs. 321, et seq.).

         B. Modification of Definition. The definition of the following term appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                           "Working Capital Revolving Credit  Commitment" means,
                  as of any  date  of  determination,  the  lesser  of:  (i) the
                  Borrowing Base as of such date, and (ii) the sum of $6,500,000, or such other amount to which the Working Capital Revolving Credit Commitment may be modified from time to time pursuant to the terms hereof. As the context requires, "Working Capital Revolving Credit Commitment" also refers to the obligation of the Lender to make Working Capital Revolving Loans and issue Facility LC's under the Working Capital Revolving Loan Facility.

         C. Borrowing Base Certificate. The Borrower covenants to provide the Lender a Borrowing Base Certificate on or before the 20th day of each calendar month calculated as of the last day of the immediately preceding calendar month. In order to effectuate the foregoing, as of the Effective Date, the following
Section 6.1(xii) is hereby added to the Credit Agreement:

                  (xii) On or before the 20th day of each calendar month, a Borrowing Base Certificate signed by an Authorized Officer of the Borrower certifying as to the matters involved in the calculation of the Borrowing Base as of the end of the immediately preceding calendar month.

3. USE OF WORKING CAPITAL REVOLVING CREDIT FACILITY PROCEEDS. The parties hereby agree that proceeds from the Working Capital Revolving Credit Facility Proceeds may no longer be used by the Borrower in any amount to finance the Borrower's purchase of shares of its capital stock from Patterson. In order to effectuate the foregoing, the Credit Agreement is amended, as of the Effective Date, as follows:

         A. Section 2.2.1 Modification. Section 2.2.1 of the Credit Agreement is modified as of the Effective Date by: (i) deleting in its entirety subsection
(iv), and (ii) correspondingly inserting the appropriate modifications to the punctuation of that Section.

         B. Section 6.2 Modification. Section 6.2 of the Credit Agreement is modified as of the Effective Date by deleting the following language from the second paragraph of that Section: "; provided, however, that up to $1,000,000 of the proceeds of a Working Capital Revolving Loan may be used to finance the Borrower's purchase of shares of its capital stock, as contemplated by Section 2.2.1(iv)". In all other respects, Section 6.2 shall remain unaltered.



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

4.       MODIFICATION OF CONSTRUCTION LOAN FACILITY.
         ------------------------------------------

         A. Extension of Maturity Date. As of the Effective Date, the maturity date of all outstanding Construction Loans and all other unpaid Obligations arising under or relating to the Construction Loan Facility will be due and payable in full on August 10, 2001.

         B. Replacement Construction Note. The Borrower agrees to make, execute and deliver to the Lender a replacement Construction Note (the "Replacement Construction Note"), substantially in the form attached hereto as Exhibit "D-6B," in replacement of and substitution for, but not in satisfaction or as a novation of, the Construction Note dated as of December 20, 2000, delivered in connection with the execution and delivery of the Third Amendment to Credit Agreement. The parties agree that, from and after the Effective Date, unless the context otherwise requires: (i) all references to the "Construction Note" appearing in the Credit Agreement or any other Loan Documents shall mean and refer to the Replacement Construction Note, together with any and all renewals, extensions or replacements thereof, amendments or modifications thereto or substitutions therefor, and (ii) the term "Loan Documents" shall include the Replacement Construction Note.

         C. Extension Fee. In consideration of the Lender's agreement to extend the Construction Loan Facility, the Borrower agrees to pay the Lender a fee of $15,000.

         5. CROSS-COLLATERALIZATION OF COMMERCIAL CARD PURCHASE FACILITY. As of the Effective Date, any and all obligations and Indebtedness accrued under the Commercial Card Purchase Facility (as such term is defined below) shall be cross-collateralized to the Obligations of the Borrower, and shall enjoy the same rights under the Collateral Documents as all other Loans made under Article 2 of the Credit Agreement. The Borrower acknowledges that, as a result of the amendment to the definition of the term "Obligations" effected by this Amendment, the prompt payment of all Commercial Card Purchase Obligations (as such term is defined below) will be secured by a valid and perfected first priority security interest in all of the now existing and after-acquired tangible and intangible Property of the Borrower and each of its Subsidiaries and all Collateral Documents and will guaranteed by the Guaranty executed by each of the Subsidiaries. In order to effectuate the foregoing, the Credit Agreement is amended as of the date hereof in the following respects:

         A. New Definitions. The following definitions of "Commercial Card Purchase Facility" and "Commercial Card Purchase Obligations" are hereby added to Section 1.1 of the Credit Agreement (to be inserted in alphabetical order):

         (i) "Commercial Card Purchase Facility" means the Commercial Card Purchase Facility established by that certain agreement entered into as of August 21, 2000 between the Borrower and the Lender pursuant to which, among other things, the Lender agreed to provide a system to Borrower to process small purchases and reduce the need for the Borrower to process vendor invoices and process checks.


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

                  (ii) "Commercial Card Purchase Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent, now existing or hereafter created, arising or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under the Commercial Card Purchase Facility.

         B. Amended Definitions. The definitions of the term "Obligations" appearing in Section 1.1 of the Credit Agreement is hereby amended to include the "Commercial Card Purchase Obligations." In order to effectuate the foregoing, the definition of the term "Obligations" is deleted in its entirety from Section 1.1 of the Credit Agreement and replaced with the following:

"Obligations"  means  all  Commercial  Card  Purchase Obligations and all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

6. CONDITIONS PRECEDENT. This Amendment shall become effective as of the Effective Date, subject to the Borrower's satisfaction of the following conditions precedent (in addition to the conditions precedent set forth in Article IV of the Credit Agreement):

         A. Execution of Documents. This Amendment and the Replacement Construction Note shall have been duly and validly authorized, executed and delivered to the Lender by the Borrower, and the "Consent of Subsidiaries" appearing after the Borrower's signature to this Amendment shall have been duly and validly authorized, executed and delivered to the Lender by each Subsidiary of the Borrower.

         B. Resolutions. The Bank shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the Credit Agreement (as amended by this Amendment) and the Replacement Construction Note.

         C. Accuracy of Representations and Warranties. All representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents and in Section 5 hereof shall be true and correct in all material respects as of the Effective Date (except to the extent any of such representations and warranties with respect to the financial condition of the Borrower refer to an earlier specified date).

         D. No Default. There shall not have occurred any Default or Unmatured Default as of the Effective Date, and the Borrower shall be current in payment of all principal, interest and fees due and owing to the Lender as of the Effective Date.

         E. Fee. The Borrower shall have paid the fee referred to in Section 2.C above.

7. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in Article V of the Credit Agreement are hereby remade and restated as the date hereof and shall survive the execution and delivery of this Amendment. The Borrower further represents and warrants as follows:

         A. Authority. The Borrower has all requisite power and authority and has been duly authorized to agree to the increase in the interest rate applicable to the Facilities, the extension of the maturity of the Construction Loan Facility, the cross-collateralization of the Commercial Card Purchase Facility, and to execute, deliver and perform its obligations under this Amendment, the Credit Agreement (as amended by this Amendment) and the Replacement Construction Note.

         B. Binding Obligations; Enforceability. This Amendment, the Credit Agreement (as amended by this Amendment) and the Replacement Construction Note are valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

         C. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of this Amendment and the Replacement Construction Note, nor the consummation of the transactions herein contemplated or compliance with the provisions hereof and thereof, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of this Amendment, the borrowings and other credit extensions under the Credit Agreement (as amended hereby), the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of this Amendment, the Credit Agreement (as amended by this Amendment) and the Replacement Construction Note.

         D. No Material Adverse Change. Since March 31, 2001 (the date of the latest financial statements of the Borrower which have been delivered to the Lender), there has been no adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.


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

8.       MISCELLANEOUS.
         -------------

         A. Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Credit Agreement. Except as amended, modified and supplemented by this Amendment, the Credit Agreement and all other Loan Documents shall continue in full force and effect in accordance with their original stated terms, all of which are hereby reaffirmed in every respect as of the date hereof. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment.

         B. References to Defined Terms. The parties acknowledge and agree that the terms "Loans" and "Obligations" as used in the Credit Agreement and any other Loan Documents will include all Commercial Card Purchase Obligations outstanding under the Commercial Card Purchase Facility. Further, all references to the "Credit Agreement" appearing in any of the Loan Documents shall hereafter be deemed references to the Credit Agreement as amended, modified and supplemented by this Amendment.

         C. Exhibits. The form of Replacement Construction Note attached hereto as Exhibit D-6B is hereby substituted for Exhibit D-6 to the Credit Agreement and incorporated therein by this reference.

         D. Descriptive Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not be used in the construction of the content of this Amendment.

         E. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

         F. Reimbursement of Expenses. The Borrower agrees to pay the reasonable fees and out-of-pocket expenses of Crowe & Dunlevy, counsel to the Lender, incurred in connection with the preparation of this Amendment and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                  NESCO, INC.,
                                  an Oklahoma corporation

                                  By:   /s/ Larry G. Johnson
                                      ------------------------------------------
                                  Name:   Larry G. Johnson
                                  Title:  Vice President & Secretary-Treasurer

                                  BANK ONE, OKLAHOMA, N.A.,
                                  a national banking association

                                  By:   /s/ Tipton J. Burch
                                      ------------------------------------------
                                  Name:   Tipton J. Burch
                                  Title:  First Vice President

                                CONSTRUCTION NOTE


$8,000,000                                                        June ___, 2001


         NESCO, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of Bank One, Oklahoma, NA (the "Lender"), the aggregate unpaid principal amount of all Construction Loans made by the Lender to the Borrower pursuant to Construction Loan Facility established under the Agreement (as hereinafter defined), in immediately available funds at the main office of the Lender, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Construction Loans in full on August 10, 2001, and prior to maturity shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Construction Loan and the date and amount of each principal payment hereunder.

         This Note is the Construction Note issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 12, 2000, as amended by the First Amendment to Credit Agreement dated as of August 4, 2000, as amended by the Second Amendment to Credit Agreement dated as of September 30, 2000, as amended by the Third Amendment to Credit Agreement dated as of December 20, 2000 and as further amended by the Fourth Amendment to Credit Agreement of even date herewith (which, as it may be further amended or modified and in effect from time to time, is herein called the "Agreement"), between the Borrower and the Lender, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                 NESCO, INC.,
                                 an Oklahoma corporation

                                 By:   /s/ Larry G. Johnson
                                     -------------------------------------------
                                 Name:    Larry G. Johnson
                                 Title:   Vice President & Secretary-Treasurer







                                       29